UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 21, 2005

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 846-5000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

     In early December 2004, the Board of Directors of Post Properties, Inc. (the “Company”) approved the sale of one of the Company’s apartment properties in Dallas, Texas. During the week ended January 21, 2005, the Company received preliminary bids from potential purchasers of the property. After reviewing the bids, on Friday, January 21, 2005, management concluded that under generally accepted accounting principles, the Company will be required to reduce the carrying value of the property to its current fair value (based on the bids received for the property), less estimated selling costs, and record a non-cash impairment charge of approximately $1.5 million to $1.7 million for the fourth quarter ended December 31, 2004. The charge will not result in any future capital expenditures. The closing of the bidding process might not result in the signing of a sales contract, and any sales contract will be subject to customary due diligence and other conditions. Therefore, there can be no assurance that the Company will ultimately sell the property.

     Certain statements made in this Current Report on Form 8-K, may constitute “forward- looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. An example of such a statement in this Form 8-K includes the Company’s estimated impairment charge for the fourth quarter of 2004. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The Company’s estimated impairment charge for the fourth quarter of 2004 and the ultimate sales price of the property being held for sale could differ from the Company’s current expectations based on, among others, the following factors: the final bids for the property, the results of due diligence by potential buyers and economic conditions, demand for apartments and other competing for sale properties in the Dallas, Texas market. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Current Report on Form 8-K dated October 6, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 8-K under the caption “Risk Factors” are specifically incorporated by reference into this Form 8-K.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: January 26, 2005	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.
Date: January 26, 2005	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer